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                                                                   EXHIBIT 10.3


                                    AGREEMENT


       AGREEMENT (this "Agreement"), dated as of December 31, 1998, by and between GE Financial Assurance Holdings, Inc., a Delaware corporation ("GEFA"), and PennCorp Financial Group, Inc., a Delaware corporation ("PennCorp").

                                    RECITALS:

       WHEREAS, GEFA has entered into a Stock Purchase Agreement (the "PIC Agreement"), dated as of December 31, 1998, with Pacific Life and Accident Insurance Company, a Texas corporation ("PLAC"), whereby GEFA has agreed, subject to the terms and conditions of the PIC Agreement, to purchase all of the outstanding shares (the "Shares") of Professional Insurance Corporation, a Texas corporation and a subsidiary of PLAC; and

       WHEREAS, PLAC is a wholly owned subsidiary of PennCorp.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                   REPRESENTATIONS AND WARRANTIES OF PENNCORP

       PennCorp hereby represents and warrants to GEFA as set forth below.

       Section 1.01. Organization and Qualification. PennCorp is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own its properties and assets.

       Section 1.02. Authorization. PennCorp has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of PennCorp and no other corporate proceeding on the part of PennCorp is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PennCorp and constitutes a valid and binding obligation of PennCorp, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principals of equity, including principles of

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commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

       Section 1.03. No Violation. Neither the execution and delivery of this Agreement by PennCorp and the performance by PennCorp of its obligations hereunder nor the consummation by PennCorp of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provisions of the Certificate of Incorporation or Bylaws of PennCorp, (b) violate or conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time of both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which PennCorp or any of its subsidiaries is a party or by which any of their assets is bound or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any governmental authority applicable to PennCorp or any of its subsidiaries or any of their assets, except in each case as would not have a material adverse effect on PennCorp's ability to consummate the transactions contemplated by this Agreement.

       Section 1.04. Consents and Approvals. No filing or registration with, no notice to and no permit, authorization consent or approval of any third party or any governmental authority is necessary for the consummation by PennCorp of the transactions contemplated by this Agreement.

       Section 1.05. Financial Condition. The sale of the Shares pursuant to the PIC Agreement is not being made with the actual intent to hinder, delay or defraud any entity to which PennCorp or PLAC is indebted as of the date hereof or any entity to which PennCorp may become indebted subsequent to the date hereof. PLAC has valid business reasons for selling the Shares and has concluded that the Purchase Price payable pursuant to the PIC Agreement represents reasonably equivalent value for the Shares. PennCorp has concluded that the Purchase Price for the Shares constitutes reasonably equivalent value for its obligations hereunder. Neither PennCorp nor PLAC is engaged in business or a transaction, or is about to engage in business or a transaction, for which any property remaining with PennCorp or PLAC is or will be an unreasonably small capital, and neither PennCorp nor PLAC intends to incur, or believes that it has incurred, debts beyond its ability to pay as they mature or as PennCorp and PLAC expect to otherwise become due and payable. The Board of Directors of PennCorp has not authorized, and has no present intent to authorize, any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, nor has the Board of Directors authorized the officers of PennCorp to take any action with respect to any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law.


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                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF GEFA

       GEFA hereby represents and warrants to PennCorp as follows:

       Section 2.01. Organization; Qualifications and Operations. GEFA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own its properties and assets.

       Section 2.02. Authorization. GEFA has full corporate power and authority to execute and deliver this Agreement and each other document to be delivered by GEFA in connection herewith and to consummate the transactions contemplated hereby and thereby. No other corporate proceeding on the part of GEFA is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by GEFA and constitutes a valid and binding obligation of GEFA, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

       Section 2.03. No Violation. Neither the execution and delivery of this Agreement by GEFA, the performance by GEFA of its obligations hereunder nor the consummation by GEFA of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of GEFA (or similar organizational documents), (b) violate or conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which GEFA or any of GEFA's subsidiaries is a party or by which any of their assets is bound or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any governmental authority applicable to GEFA or any of GEFA's subsidiaries or any of their assets, except in each case as would not have a material adverse effect on GEFA's ability to consummate the transactions contemplated by this Agreement.

       Section 2.04. Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any governmental authority is necessary for the consummation by GEFA of the transactions contemplated by this Agreement.


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                                   ARTICLE III

                                     JOINDER

       Section 3.01. Joinder. PennCorp, by its execution of this Agreement, hereby, jointly and severally with PLAC, represents and warrants to GEFA all of the representations and warranties made by PLAC in Article III of the PIC Agreement. PennCorp, by its execution of this Agreement, hereby agrees to cause PLAC to perform, or to perform itself, as appropriate, subject to the conditions and other terms of the PIC Agreement, each and every obligation of PLAC under the PIC Agreement. Without limiting the generality of the foregoing, Parent agrees that it shall be jointly and severally liable to GEFA with respect to:
(i) PLAC's obligation to pay the Reduction Amount, if any, pursuant to Section
2.3 of the PIC Agreement, (ii) the indemnification obligations of PLAC pursuant to Sections 6.15 and 6.16 and Article IX of the PIC Agreement, and (iii) the obligations of PLAC for certain fees and expenses pursuant to Section 10.3 of the PIC Agreement; and Parent further agrees to, jointly and severally, indemnify, defend and hold harmless GEFA from and against any and all Indemnifiable Losses (as defined in the PIC Agreement), which indemnification shall be subject to and governed by the provisions set forth in Article IX of the PIC Agreement.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

       Section 4.01. Amendment and Modification. This Agreement may only be amended, modified or supplemented by a written instrument signed by all the parties hereto.

       Section 4.02. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

       Section 4.03. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

       Section 4.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts-of-laws rules thereof.

       Section 4.05. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

       Section 4.06. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.


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       Section 4.07. Entire Agreement. This Agreement, the PIC Agreement and the
Disclosure Schedule and the Annexes thereto, the Confidentiality Agreement between Penncorp and GEFA, and the Letter Agreements dated of even date herewith between GEFA and PLAC, and between GEFA and PennCorp, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement, the PIC Agreement and the Disclosure Schedule and the Annexes thereto, and the Letter Agreements referenced above supersede all prior agreements and understandings between the parties (other than the Confidentiality Agreement referenced above) with respect to such subject matter.

       Section 4.08. Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that PennCorp may assign this Agreement to any person that acquires all or substantially all of the assets or voting stock of PennCorp.

       Section 4.09. Termination. This Agreement shall terminate automatically, without further action by the parties hereto, upon the termination of the PIC Agreement; provided, however, that PennCorp's obligations pursuant to clause
(iii) of Section 3.01 shall survive such termination in the event the fee set forth in Section 10.3(b) of the PIC Agreement is payable as a result of such termination, until such time as such fee has been paid.

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       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                     GE FINANCIAL ASSURANCE HOLDINGS, INC.


                                     By:       /s/  LEON RODAY
                                        ----------------------------------------
                                     Name:          Leon Roday
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     PENNCORP FINANCIAL GROUP, INC.


                                     By:      /s/  SCOTT D. SILVERMAN
                                        ----------------------------------------
                                     Name:         Scott D. Silverman
                                          --------------------------------------
                                     Title:        Executive Vice President
                                           -------------------------------------


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